Exhibit 99.1

Argo Group Reports 2020 Second Quarter Results

Ongoing Initiatives to Improve Underlying Profitability and Growth Showing Progress

•
Improved Underlying Results: GWP of $800 million, with 5.9% growth in the U.S. and 3.5% on a consolidated basis; combined ratio of 100.3% and CAY ex-CAT combined ratio of 93.0%; strongest U.S. underwriting income in Argo history.

•
Operational Enhancement Actions: Announced new executive leadership team responsibilities; U.S. expense management and International re-underwriting initiatives yielding positive results; continued pricing improvement in both U.S. and International Operations.

•
Capital Management Actions: Book value of $49.94 per share, a 6.1% increase including dividends from March 31, 2020; closed on the sale of Trident, recording a $32 million pre-tax gain; preferred share offering in July strengthens capital position and supports plans for strategic growth.

Hamilton, Bermuda - August 3, 2020 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three and six months ended June 30, 2020.
“We are pleased to report the strongest quarterly underwriting income for the U.S. in Argo’s history,” said Argo Chief Executive Officer Kevin J. Rehnberg. “This demonstrates our shift to more positive underlying performance, particularly in our core U.S. specialty business that delivered an excellent quarter despite the broader economic challenges related to COVID-19. The company's operating results were, however, still negatively impacted by market volatility in our investment portfolio and the pandemic’s effects on premium growth and catastrophe losses, particularly in our International Operations.
“We continue to experience strong improvement in pricing across the business,” added Rehnberg. “We remain optimistic that current market conditions will provide opportunity for continued growth and margin improvement. In addition, our recent preferred stock offering provides Argo with additional capital, enhancing our financial strength, and enables us to more aggressively pursue our strategic growth objectives in this attractive underwriting environment."
2020 Second Quarter Operating Highlights
Consolidated:

$ in millions	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
Consolidated	2020	2019	Change	2020	2019	Change

Gross written premiums	$799.6	$772.9	3.5%	$1,625.5	$1,533.7	6.0%
Net written premiums	456.1	455.2	0.2%	836.6	816.1	2.5%
Earned premiums	433.4	431.7	0.4%	868.4	852.2	1.9%

Underwriting (loss) income	(1.2)	(14.5)	-91.7%	(15.1)	7.9	NM
Net investment income	1.5	42.8	-96.5%	37.0	76.7	-51.8%

Net (loss) income	$(6.4)	$28.8	NM	$(25.2)	$120.0	NM

Operating (loss) income	$(4.7)	$16.8	NM	$7.9	$58.3	-86.4%

Loss ratio	63.0%	66.0%	-3 pts	63.8%	61.3%	2.5 pts
Expense ratio	37.3%	37.4%	-0.1 pts	37.9%	37.7%	0.2 pts
Combined ratio	100.3%	103.4%	-3.1 pts	101.7%	99.0%	2.7 pts

•
On a consolidated basis, gross written premium grew 3.5% to $799.6 million driven by pricing increases, compared to $772.9 million for the 2019 second quarter. Premium growth in U.S. Operations was 5.9%, while premiums in International Operations were flat compared to the prior year quarter.

•
The combined ratio was 100.3% compared to 103.4% for the 2019 second quarter. The lower combined ratio was primarily driven by a better CAY ex-CAT loss ratio and a lower level of net unfavorable reserve development, which for the second consecutive quarter, was modest during the period at $1.8 million. Partially offsetting these improvements was a higher level of catastrophe losses of $27.9 million, including $17.4 million related to the COVID-19 pandemic, primarily resulting from contingency and property exposures in Argo’s International Operations. Additionally, net reserve development of $1.8 million added 0.4 points to the loss ratio in the second quarter of 2020, compared to $22.3 million or 5.2 points in the prior year quarter.

•
The CAY ex-CAT combined ratio was 93.0% compared to 96.7% in the prior year quarter. The improvement in the CAY ex-CAT combined ratio was due to a lower CAY ex-CAT loss ratio that was driven by stronger pricing and lower loss activity, while the expense ratio was stable.

•
Net investment income of $1.5 million decreased 96.5% compared to $48.2 million the 2019 second quarter. Net investment income excluding alternatives decreased 25.2% to $24.9 million, while alternative investments, which are reported on a lag, contributed a loss of $23.4 million in the second quarter of 2020. The decline in the portfolio excluding alternatives was primarily due to lower interest rates and portfolio de-risking actions that have been executed since the fourth quarter of 2019.

•
Net loss was $6.4 million or $(0.18) per diluted share, compared to net income of $28.8 million or $0.83 per diluted share for the 2019 second quarter. The 2020 second quarter result included lower investment income and foreign currency exchange losses compared to foreign currency exchange gains in the prior year period.

•
Operating loss was $4.7 million or $(0.14) per diluted share, compared to operating income of $16.8 million or $0.48 per diluted share for the 2019 second quarter. The primary driver of the decline in operating income was lower investment income in the second quarter of 2020, partially offset by improved underwriting results.

U.S. Operations:

$ in millions	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
U.S. Operations	2020	2019	Change	2020	2019	Change

Gross written premiums	$480.2	$453.6	5.9%	$956.7	$864.3	10.7%
Net written premiums	303.6	295.3	2.8%	573.0	543.7	5.4%
Earned premiums	301.6	284.0	6.2%	604.1	557.8	8.3%

Losses and loss adjustment expenses	171.2	162.9	5.1%	360.8	317.7	13.6%
Underwriting expenses	95.6	91.7	4.3%	191.7	185.9	3.1%
Underwriting income	$34.8	$29.4	18.4%	$51.6	$54.2	-4.8%

Loss ratio	56.8%	57.4%	-0.6 pts	59.8%	57.0%	2.8 pts
Expense ratio	31.7%	32.3%	-0.6 pts	31.7%	33.3%	-1.6 pts
Combined ratio	88.5%	89.7%	-1.2 pts	91.5%	90.3%	1.2 pts

•
In our U.S. Operations, gross written premiums increased 5.9% compared to the 2019 second quarter due to growth in Professional and Specialty lines, while premiums in Liability lines were down modestly. Growth in the period reflected stronger rate increases across most lines of business, partially offset by economic headwinds as a result of COVID-19.

•
Net earned premium growth in the second quarter of 2020 was driven by growth in gross written premium. Growth in earned premium compared to the 2019 second quarter was driven by Professional and Property lines of business.

•
The loss ratio for the second quarter of 2020 was 56.8%, a decrease of 0.6 points compared to the prior year quarter. The lower loss ratio was driven by a 2.9 point improvement in the CAY ex-CAT loss ratio, partially offset by higher catastrophe losses and a lower level of favorable reserve development. The improvement in the CAY ex-CAT loss ratio was primarily due to rate improvement achieved over the past several quarters as well as a significant reduction in claim activity during the second quarter. Catastrophe losses in the quarter included $1 million of COVID-19 related losses. Net favorable prior-year reserve development in the current quarter was modest at $0.6 million.

•
The expense ratio for the second quarter of 2020 was 31.7%, an improvement of 0.6 points compared to the 2019 second quarter. The improvement in the expense ratio was driven by growth in earned premium ahead of a modest increase in expenses and additional ceding commissions received.

International Operations:

$ in millions	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
International Operations	2020	2019	Change	2020	2019	Change

Gross written premiums	$319.3	$319.2	—%	$668.5	$669.3	-0.1%
Net written premiums	152.4	159.8	-4.6%	263.3	272.3	-3.3%
Earned premiums	131.8	147.6	-10.7%	264.1	294.3	-10.3%

Losses and loss adjustment expenses	101.1	120.9	-16.4%	192.6	203.3	-5.3%
Underwriting expenses	57.6	57.1	0.9%	117.9	112.2	5.1%
Underwriting loss	$(26.9)	$(30.4)	-11.5%	$(46.4)	$(21.2)	118.9%

Loss ratio	76.7%	81.9%	-5.2 pts	72.9%	69.1%	3.8 pts
Expense ratio	43.7%	38.7%	5 pts	44.7%	38.1%	6.6 pts
Combined ratio	120.4%	120.6%	-0.2 pts	117.6%	107.2%	10.4 pts

•
In our International Operations, gross written premiums were approximately flat in the second quarter of 2020, as growth in Liability and Professional lines was offset by a decrease in Specialty and Property lines. Rates increased across all lines of business with particular strength in Property and Liability lines, and overall rate increases accelerated from the first quarter of 2020. Rate increases across International were partially offset by certain risk management actions, including reducing line sizes in some classes of business.

•
Net earned premium in the second quarter of 2020 decreased 10.7% from the prior year quarter. The decline was driven by higher ceded premium under certain reinsurance contracts, as well as additional reinstatement premiums incurred during the quarter.

•
The loss ratio for the second quarter of 2020 was 76.7%, an improvement of 5.2 points compared to the prior year quarter. The lower loss ratio was primarily due to a modest amount of unfavorable reserve development compared to 17.9 points in the prior year quarter, as well as an improved CAY ex-CAT loss ratio. Catastrophe losses totaled 17.2 points in the quarter, largely attributed to estimated losses related to COVID-19 in contingency and property exposures. The CAY ex-CAT loss ratio improvement was primarily due to achieved rate increases earnings through results and the impact of recent re-underwriting actions, partially offset by certain large losses.

•
The expense ratio for the second quarter of 2020 was 43.7%, an increase of 5.0 points from 38.7% for the 2019 second quarter due to lower earned premium and higher non-acquisition expenses. The slight increase in absolute expenses are primarily due to costs associated with increased participation in our Lloyd’s syndicates, which as a result leads to greater expenses being recognized ahead of a higher level of earned premium.

Balance Sheet:

•
Book value per share was $49.94 at June 30, 2020. Including dividends paid, this represents a 6.1% increase from March 31, 2020, primarily due to net realized and unrealized gains in the investment portfolio, as well as a $32.3 million pre-tax gain related to the sale of Trident Public Risk Solutions.

•
Following the close of the second quarter, the Company completed an offering of 7.0% resettable fixed rate perpetual non-cumulative preference shares with a total liquidation preference of $150 million. The Series A preference shares will be reflected on the Company's balance sheet for September 2020.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EDT on Tuesday, August 4, 2020. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo200804.html.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo200804.html. A telephone replay of the conference call will be available through August 11, 2020, to callers in the U.S. by dialing (877) 344-7529 (conference #10145911). Callers dialing from outside the U.S. can access the replay by dialing (412) 317-0088 (conference #10145911).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best and Argo’s U.S. insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. More information on Argo and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “remain optimistic,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented in Part II, Item 1A, “Risk Factors” of Argo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in the Company’s Current Report on Form 8-K filed on July 7, 2020, and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year (CAY) ex-CAT combined ratio” and the “Current accident year (CAY) ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges (impacts to both premium and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premium. Although this measure does not replace the GAAP combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 15%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. "Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.

The “percentage change in book value per share” includes (by adding) the effects of cash dividends paid per share to the calculated book value per share for the current period. This adjusted amount is then compared to the prior period’s book value per share to determine the period over period change. The Company believes that including the dividends paid per share allows users of its financial statements to more easily identify the impact of the changes in book value per share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Total investments	$4,851.5	$5,099.4
Cash	187.7	137.8
Accrued investment income	23.4	25.7
Receivables	3,743.0	3,792.8
Goodwill and intangible assets	247.6	253.2
Deferred acquisition costs, net	153.5	160.2
Ceded unearned premiums	656.5	545.0
Other assets	533.5	500.4
Total assets	$10,396.7	$10,514.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,216.3	$5,157.6
Unearned premiums	1,481.2	1,410.9
Ceded reinsurance payable, net	1,042.7	1,203.1
Senior unsecured fixed rate notes	140.1	140.0
Other indebtedness	181.0	181.3
Junior subordinated debentures	257.6	257.4
Other liabilities	347.8	383.1
Total liabilities	8,666.7	8,733.4

Total shareholders' equity	1,730.0	1,781.1
Total liabilities and shareholders' equity	10,396.7	10,514.5

Book value per common share	49.94	51.80

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Gross written premiums	$799.6	$772.9	$1,625.5	$1,533.7
Net written premiums	456.1	455.2	836.6	816.1

Earned premiums	433.4	431.7	868.4	852.2
Net investment income	1.5	42.8	37.0	76.7
Fee and other income	2.0	2.1	4.1	4.4
Net realized investment gains (losses)	20.1	12.0	(16.0)	64.5
Total revenue	457.0	488.6	893.5	997.8

Losses and loss adjustment expenses	273.2	284.8	554.1	522.7
Underwriting, acquisition and insurance expenses	161.4	161.4	329.4	321.6
Other corporate expenses	2.5	7.5	5.8	8.0
Interest expense	6.8	9.3	14.5	17.8
Fee and other expense	1.0	1.3	2.2	2.6
Foreign currency exchange losses (gains)	6.4	(5.3)	3.4	(4.6)
Total expenses	451.3	459.0	909.4	868.1

Income (loss) before income taxes	5.7	29.6	(15.9)	129.7
Income tax provision	12.1	0.8	9.3	9.7
Net (loss) income	$(6.4)	$28.8	$(25.2)	$120.0

Net (loss) income per common share (basic)	$(0.18)	$0.84	$(0.73)	$3.52
Net (loss) income per common share (diluted)	$(0.18)	$0.83	$(0.73)	$3.45

Weighted average common shares:
Basic	34.6	34.2	34.6	34.1
Diluted	34.6	34.8	34.6	34.8

Loss ratio	63.0%	66.0%	63.8%	61.3%
Expense ratio (1)	37.3%	37.4%	37.9%	37.7%
GAAP combined ratio	100.3%	103.4%	101.7%	99.0%
CAY ex-CAT combined ratio (2)	93.0%	96.7%	94.4%	95.3%

(1) The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".

(2) For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $2.1 million for the three and six months ended June 30, 2020. There were no such adjustments for the three and six months ended June 30, 2019.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
U.S. Operations
Gross written premiums	$480.2	$453.6	$956.7	$864.3
Net written premiums	303.6	295.3	573.0	543.7
Earned premiums	301.6	284.0	604.1	557.8

Underwriting income	34.8	29.4	51.6	54.2
Net investment income	0.8	29.6	26.0	52.7
Interest expense	(4.2)	(5.7)	(9.1)	(10.9)
Fee (expense) income, net	(0.2)	(0.1)	(0.4)	0.1
Net income before taxes	$31.2	$53.2	$68.1	$96.1

Loss ratio	56.8%	57.4%	59.8%	57.0%
Expense ratio (1)	31.7%	32.3%	31.7%	33.3%
GAAP combined ratio	88.5%	89.7%	91.5%	90.3%
CAY ex-CAT combined ratio	86.5%	90.0%	88.4%	90.4%

International Operations
Gross written premiums	$319.3	$319.2	$668.5	$669.3
Net written premiums	152.4	159.8	263.3	272.3
Earned premiums	131.8	147.6	264.1	294.3

Underwriting loss	(26.9)	(30.4)	(46.4)	(21.2)
Net investment income	0.5	11.5	9.1	20.6
Interest expense	(2.0)	(3.1)	(4.3)	(5.9)
Fee income, net	0.9	1.0	1.8	1.7
Net loss before taxes	$(27.5)	$(21.0)	$(39.8)	$(4.8)

Loss ratio	76.7%	81.9%	72.9%	69.1%
Expense ratio (1)	43.7%	38.7%	44.7%	38.1%
GAAP combined ratio	120.4%	120.6%	117.6%	107.2%
CAY ex-CAT combined ratio (2)	101.4%	101.1%	100.8%	96.7%

(1) The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premiums".

(2) For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $2.1 million for the three and six months ended June 30, 2020. There were no such adjustments for the three and six months ended June 30, 2019.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
U.S. Operations
Loss ratio	56.8%	57.4%	59.8%	57.0%
Prior accident year loss reserve development	0.2%	1.8%	(0.4)%	1.6%
Catastrophe losses	(2.2)%	(1.5)%	(2.7)%	(1.5)%
CAY ex-CAT loss ratio	54.8%	57.7%	56.7%	57.1%

International Operations
Loss ratio	76.7%	81.9%	72.9%	69.1%
Prior accident year loss reserve development	(1.1)%	(17.9)%	(0.4)%	(9.2)%
Catastrophe losses	(17.2)%	(1.6)%	(16.0)%	(1.3)%
CAY ex-CAT loss ratio (1)	58.4%	62.4%	56.5%	58.6%

Consolidated
Loss ratio	63.0%	66.0%	63.8%	61.3%
Prior accident year loss reserve development	(0.4)%	(5.2)%	(0.5)%	(2.3)%
Catastrophe losses	(6.7)%	(1.5)%	(6.7)%	(1.4)%
CAY ex-CAT loss ratio (1)	55.9%	59.3%	56.6%	57.6%

(1) For purposes of calculating these ratios, net earned premiums were adjusted to exclude outward reinstatement premium adjustments of $2.1 million for the three and six months ended June 30, 2020. There were no such adjustments for the three and six months ended June 30, 2019.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$(0.6)	$(5.1)	$2.7	$(9.1)
International Operations	1.5	26.4	1.1	27.2
Run-off Lines	0.9	1.0	0.7	1.7
Total net prior-year reserve development	$1.8	$22.3	$4.5	$19.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$5.5	$4.2	$7.5	$8.2
International Operations	5.0	2.3	5.9	3.8
Total catastrophe losses	10.5	6.5	13.4	12.0

COVID-19 losses
U.S. Operations	1.0	—	8.5	—
International Operations	16.4	—	35.1	—
Total COVID-19 losses	17.4	—	43.6	—

Catastrophe & COVID-19 losses
U.S. Operations	6.5	4.2	16.0	8.2
International Operations	21.4	2.3	41.0	3.8
Total catastrophe & COVID-19 losses	$27.9	$6.5	$57.0	$12.0

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income	$(6.4)	$28.8	$(25.2)	$120.0
Add (deduct):
Income tax provision	12.1	0.8	9.3	9.7
Net investment income	(1.5)	(42.8)	(37.0)	(76.7)
Net realized investment (gains) losses	(20.1)	(12.0)	16.0	(64.5)
Fee and other income	(2.0)	(2.1)	(4.1)	(4.4)
Interest expense	6.8	9.3	14.5	17.8
Fee and other expense	1.0	1.3	2.2	2.6
Foreign currency exchange losses (gains)	6.4	(5.3)	3.4	(4.6)
Other corporate expenses	2.5	7.5	5.8	8.0
Underwriting (loss) income	$(1.2)	$(14.5)	$(15.1)	$7.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income, as reported	$(6.4)	$28.8	$(25.2)	$120.0
Income tax provision	12.1	0.8	9.3	9.7
Net income (loss), before taxes	5.7	29.6	(15.9)	129.7
Add (deduct):
Net realized investment (gains) losses	(20.1)	(12.0)	16.0	(64.5)
Foreign currency exchange losses (gains)	6.4	(5.3)	3.4	(4.6)
Other corporate expenses	2.5	7.5	5.8	8.0
Operating (loss) income before taxes	(5.5)	19.8	9.3	68.6
Income tax (benefit) provision, at assumed rate (1)	(0.8)	3.0	1.4	10.3
Operating (loss) income	$(4.7)	$16.8	$7.9	$58.3

Operating (loss) income per common share (diluted)	$(0.14)	$0.48	$0.23	$1.68

Weighted average common shares, diluted	34.6	34.8	34.6	34.8

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET (LOSS) INCOME
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Segment income (loss) before income taxes:
U.S. Operations	$31.2	$53.2	$68.1	$96.1
International Operations	(27.5)	(21.0)	(39.8)	(4.8)
Run-off Lines	(1.3)	(1.1)	(0.8)	(0.5)
Corporate and Other	(7.9)	(11.3)	(18.2)	(22.2)
Net realized investment gains (losses)	20.1	12.0	(16.0)	64.5
Foreign currency exchange (loss) gains	(6.4)	5.3	(3.4)	4.6
Other corporate expenses	(2.5)	(7.5)	(5.8)	(8.0)
Income (loss) before income taxes	5.7	29.6	(15.9)	129.7
Income tax provision	12.1	0.8	9.3	9.7
Net (loss) income	$(6.4)	$28.8	$(25.2)	$120.0

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended June 30, 2020			Three months ended June 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$81.5	$47.1	$41.3	$78.0	$44.1	$33.3
Liability	242.9	159.4	169.9	256.4	173.7	175.4
Professional	103.8	63.3	58.6	75.9	46.1	43.6
Specialty	52.0	33.8	31.8	43.3	31.4	31.7
Total	$480.2	$303.6	$301.6	$453.6	$295.3	$284.0

	Six months ended June 30, 2020			Six months ended June 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$146.7	$62.2	$80.7	$142.2	$51.5	$64.8
Liability	512.8	322.1	342.2	499.0	345.9	353.9
Professional	201.0	121.9	114.1	136.7	81.3	75.4
Specialty	96.2	66.8	67.1	86.4	65.0	63.7
Total	$956.7	$573.0	$604.1	$864.3	$543.7	$557.8

International Operations	Three months ended June 30, 2020			Three months ended June 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$132.3	$50.0	$35.6	$139.0	$57.1	$41.0
Liability	56.4	31.7	26.3	46.4	17.8	26.4
Professional	51.3	25.8	29.4	42.1	26.2	24.6
Specialty	79.3	44.9	40.5	91.7	58.7	55.6
Total	$319.3	$152.4	$131.8	$319.2	$159.8	$147.6

	Six months ended June 30, 2020			Six months ended June 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$255.5	$62.7	$71.3	$294.0	$65.5	$76.6
Liability	112.4	49.1	46.3	93.4	45.4	55.8
Professional	107.0	50.3	58.1	98.0	53.7	53.8
Specialty	193.6	101.2	88.4	183.9	107.7	108.1
Total	$668.5	$263.3	$264.1	$669.3	$272.3	$294.3

Consolidated	Three months ended June 30, 2020			Three months ended June 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$213.8	$97.1	$76.9	$217.0	$101.2	$74.3
Liability	299.4	191.2	196.2	302.9	191.6	201.9
Professional	155.1	89.1	88.0	118.0	72.3	68.2
Specialty	131.3	78.7	72.3	135.0	90.1	87.3
Total	$799.6	$456.1	$433.4	$772.9	$455.2	$431.7

	Six months ended June 30, 2020			Six months ended June 30, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$402.2	$124.9	$152.0	$436.2	$117.0	$141.4
Liability	625.5	371.5	388.7	592.5	391.4	409.8
Professional	308.0	172.2	172.2	234.7	135.0	129.2
Specialty	289.8	168.0	155.5	270.3	172.7	171.8
Total	$1,625.5	$836.6	$868.4	$1,533.7	$816.1	$852.2

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Investment Income
Net investment income, excluding alternative investments	$24.9	$33.3	$57.9	$65.3
Alternative investments	(23.4)	9.5	(20.9)	11.4
Total net investment income	$1.5	$42.8	$37.0	$76.7

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Realized Investment Gains (Losses)
Net realized investment gains (losses)	$(21.2)	$(0.6)	$6.7	$(2.3)
Change in fair value of equity securities	16.8	12.6	(22.5)	66.8
Credit losses on fixed maturity securities	(7.8)	—	(32.5)	—
Gain on sale of Trident assets	32.3	—	32.3	—
Total net realized investments (losses) gains	$20.1	$12.0	$(16.0)	$64.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	June 30,	December 31,
	2020	2019
U.S. Governments and government agencies	$342.6	$354.6
States and political subdivisions	171.3	152.6
Foreign governments	258.2	248.7
Corporate – Financial	835.8	783.8
Corporate – Industrial	725.8	789.5
Corporate – Utilities	170.5	207.1
Asset-backed securities	152.9	165.5
Collateralized loan obligations	266.9	225.8
Mortgage-backed securities – Agency	423.2	373.8
Mortgage-backed securities – Commercial	253.2	217.0
Mortgage-backed securities – Residential	107.0	115.1
Total fixed maturities	3,707.4	3,633.5
Common stocks	141.6	116.5
Preferred stocks	5.9	7.9
Total equity securities available for sale	147.5	124.4
Private equity	190.5	268.1
Hedge fund	98.0	109.5
Overseas deposits	91.7	114.6
Other	4.3	4.3
Total other investments	384.5	496.5
Short term investments and cash equivalents	612.1	845.0
Cash	187.7	137.8
Total cash and invested assets	$5,039.2	$5,237.2

	June 30,	December 31,
	2020	2019
U.S. Governments and government agencies	$342.6	$354.7
AAA	1,267.8	1,171.3
AA	351.7	347.0
A	814.9	750.9
BBB	570.9	585.3
BB	169.8	159.9
B	79.2	131.7
Lower than B	49.5	61.7
Not rated	61.0	71.0
Total fixed maturities	$3,707.4	$3,633.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income	$(6.4)	$28.8	$(25.2)	$120.0
Operating (loss) income (1)	(4.7)	16.8	7.9	58.3

Shareholders' Equity - Beginning of period	$1,636.8	$1,880.6	$1,781.1	$1,746.7
Shareholders' Equity - End of period	1,730.0	1,929.0	1,730.0	1,929.0
Average Shareholders' Equity	$1,683.4	$1,904.8	$1,755.6	$1,837.9

Shares outstanding - End of period	34.645	34.278	34.645	34.278

Book value per share	$49.94	$56.28	$49.94	$56.28
Cash dividends paid per share during 2020	0.31		0.62
Book value per share, June 30, 2020 - including cash dividends paid	$50.25		$50.56

Book value per share, prior period (2)	$47.37		$51.80
Change in book value per share during 2020	5.4%		(3.6)%
Change in book value per share including cash dividends paid, during 2020 (2)	6.1%		(2.4)%

Annualized return on average shareholders' equity	(1.5)%	6.0%	(2.9)%	13.1%
Annualized operating return on average shareholders' equity	(1.1)%	3.5%	0.9%	6.3%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2) The percentage change in book value per share is calculated by including cash dividends of $0.31 per share and $0.62 per share paid to shareholders during the three and six months ended June 30, 2020, respectively. This adjusted amount (Book value per share, including dividends) is then compared to the book value per share as of March 31, 2020 and December 31, 2019, respectively, to determine the change for the three and six months ended June 30, 2020.

Contact:

Brett Shirreffs	David Snowden

Head of Investor Relations	Senior Vice President, Communications

212.607.8830	210.321.2104

brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com